EXHIBIT 12.1

Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies and unconsolidated companies as if consolidated for the periods shown:


                                       Quarter Ended                                  Fiscal Year Ended
                                  ------------------------   -----------------------------------------------------------------------
                                   November 6,  October 3,   January 2,    December 27,   December 28,   December 30,   December 31,
                                     1999          1998         1999           1997           1996           1995           1994
                                  (12 weeks)    (16 weeks)   (53 weeks)     (52 weeks)     (52 weeks)     (52 weeks)     (52 weeks)
                                  ----------    ----------   ----------    ------------   ------------   ------------   ------------
                                                                    (In millions of dollars)
Earnings:
     Earnings before
       tax expense, and
       extraordinary loss........   $   240        $   255      $   871        $   954        $   701        $   591        $   473

     Fixed charges ..............       231            261        1,038            679            595            596            582
     Capitalized interest .......        (2)            (4)          (9)           (10)           (12)           (11)            (5)
                                    -------        -------      -------        -------        -------        -------        -------
                                    $   469        $   512      $ 1,900        $ 1,623        $ 1,284        $ 1,176        $ 1,050
                                    =======        =======      =======        =======        =======        =======        =======

Fixed charges:
     Interest ...................   $   149        $   173      $   654        $   397        $   361        $   369        $   356
     Portion of rental
         payments deemed
         to be interest .........        82             88          384            282            234            227            226
                                    -------        -------      -------        -------        -------        -------        -------
                                    $   231        $   261      $ 1,038        $   679        $   595        $   596        $   582
                                    =======        =======      =======        =======        =======        =======        =======

Ratio of earnings to
     fixed charges ..............       2.0            2.0          1.8            2.4            2.2            2.0            1.8

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